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                               EXHIBIT 23(E)(1)A.

                       AMENDMENT TO DISTRIBUTION AGREEMENT

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                          TRANSAMERICA INVESTORS, INC.
              ON BEHALF OF TRANSAMERICA PREMIER FUNDS (THE "FUNDS")

                     AMENDMENT TO THE DISTRIBUTION AGREEMENT
              DATED DECEMBER 8, 2003, AS AMENDED FEBRUARY 10, 2005

WHEREAS, effective May 1, 2007, Transamerica Capital, Inc. ("TCI"), located at 4600 South Syracuse Street, Suite 1100, Denver, CO 80237, will replace AFSG Securities Corporation ("AFSG") as the principal underwriter and distributor of the shares of the Funds.

WHEREAS, effective May 1, 2007, TCI will provide the same services as previously provided by AFSG, and such services will be provided with no increase in the fee structure.

NOW, THEREFORE BE IT

RESOLVED, that effective May 1, 2007, the Agreement is hereby amended to replace AFSG with TCI as principal underwriter and distributor for the Funds; and

FURTHER RESOLVED, that all references therein to AFSG are hereby revised to be TCI.

In all other respects, the Agreement, as amended and restated, is confirmed and remains in full force and effect.

The parties hereto have executed this Amendment as of May 1, 2007.

                                        Transamerica Investors, Inc.:


                                        /s/ Glenn Brightman
                                        ----------------------------------------
                                        Name: Glenn Brightman
                                        Title: Vice President


                                        Transamerica Capital, Inc.:


                                        /s/ Robert Frederick
                                        ----------------------------------------
                                        Name: Robert Frederick
                                        Title: Executive Vice President


                                        AFSG Securities Corporation:


                                        /s/ Kyle A. Keelan
                                        ----------------------------------------
                                        Name: Kyle A. Keelan
                                        Title: Vice President